CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Prospectus, constituting part of Amendment No. 2 of the Registration Statement No. 333-147284 on Form S-1 of Spring Creek Acquisition Corp., our report dated November 7, 2007, with respect to the financial statements of Spring Creek Acquisition Corp. as of October 31, 2007 and for the period from October 16, 2007 (date of inception) to October 31, 2007, which appears in such Prospectus. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ UHY LLP

New York, New York
January 18, 2008